COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER NEW YORK MUNICIPAL BOND FUND CLASS A
     SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


     EXHIBIT A:
     ________________________________________________
    |           |                       PREMIER     |
    |           |                 |    NEW YORK     |
    |  PERIOD   | LEHMAN BROTHERS |    MUNICIPAL    |
    |           |    MUNICIPAL    |    BOND FUND    |
    |           |  BOND INDEX *   |(CLASS A SHARES) |
    |-----------|-----------------|-----------------|
    | 12/31/86  |          10,000 |           9,547 |
    | 11/30/87  |          10,005 |           8,998 |
    | 11/30/88  |          11,069 |          10,214 |
    | 11/30/89  |          12,288 |          11,463 |
    | 11/30/90  |          13,234 |          12,142 |
    | 11/30/91  |          14,592 |          13,676 |
    | 11/30/92  |          16,055 |          15,151 |
    | 11/30/93  |          17,835 |          17,144 |
    | 11/30/94  |          16,898 |          15,814 |
    | 11/30/95  |          20,092 |          19,125 |
    |-----------------------------------------------|
     *Source: Lehman Brothers